                                                                      EXHIBIT 11



                           BTG, INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)




                                                              THREE MONTHS ENDED               SIX MONTHS ENDED
                                                                  SEPTEMBER 30,                 SEPTEMBER  30,
                                                              2000           1999           2000           1999
                                                              ----           ----           ----           ----
Income from continuing operations                           $1,260         $1,181         $2,705         $2,146
                                                            ======         ======         ======         ======



Weighted average common stock shares
   Outstanding during the period (used in
   the calculation of basic per share results)               9,005          8,836          8,997          8,839

Dilutive effect of common stock options and
   Common stock purchase warrants                              124            226            122            127
                                                            ------         ------         ------         ------

Weighted average common stock and potentially
  Dilutive securities outstanding during the period
   (used in the calculation of diluted per share
   Results)
                                                             9,129          9,062          9,119          8,966
                                                            ======         ======         ======         ======

Basic earnings per share                                    $ 0.14         $ 0.13         $ 0.30         $ 0.24
                                                            ======         ======         ======         ======

Diluted earnings per share                                  $ 0.14         $ 0.13         $ 0.30         $ 0.24
                                                            ======         ======         ======         ======

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